EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-240305) pertaining to the Monolithic Power Systems, Inc. amended and restated 2014 Equity Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-199782) pertaining to the Monolithic Power Systems, Inc. 2014 Equity Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-187117) pertaining to the Monolithic Power Systems, Inc. 2004 Equity Incentive Plan and the Monolithic Power Systems, Inc. 2004 Employee Stock Purchase Plan,

(4)	Registration Statement (Form S-8 No. 333-180047) pertaining to the Monolithic Power Systems, Inc. 2004 Equity Incentive Plan and the Monolithic Power Systems, Inc. 2004 Employee Stock Purchase Plan,

(5)	Registration Statement (Form S-8 No. 333-172013) pertaining to the Monolithic Power Systems, Inc. 2004 Equity Incentive Plan and the Monolithic Power Systems, Inc. 2004 Employee Stock Purchase Plan,

(6)	Registration Statement (Form S-8 No. 333-164673) pertaining to the Monolithic Power Systems, Inc. 2004 Equity Incentive Plan and the Monolithic Power Systems, Inc. 2004 Employee Stock Purchase Plan,

(7)	Registration Statement (Form S-8 No. 333-157095) pertaining to the Monolithic Power Systems, Inc. 2004 Equity Incentive Plan and the Monolithic Power Systems, Inc. 2004 Employee Stock Purchase Plan,

(8)	Registration Statement (Form S-8 No. 333-149027) pertaining to the Monolithic Power Systems, Inc. 2004 Equity Incentive Plan and the Monolithic Power Systems, Inc. 2004 Employee Stock Purchase Plan,

(9)	Registration Statement (Form S-8 No. 333-140563) pertaining to the Monolithic Power Systems, Inc. 2004 Equity Incentive Plan and the Monolithic Power Systems, Inc. 2004 Employee Stock Purchase Plan,

(10)

Registration Statement (Form S-8 No. 333-132411), as amended, pertaining to the Monolithic Power Systems, Inc. 2004 Equity Incentive Plan and the Monolithic Power Systems, Inc. 2004 Employee Stock Purchase Plan, and

(11)

Registration Statement (Form S-8 No. 333-120886) pertaining to the Monolithic Power Systems, Inc. 2004 Equity Incentive Plan, the Monolithic Power Systems, Inc. 2004 Employee Stock Purchase Plan and the Monolithic Power Systems, Inc. 1998 Stock Plan,

of our reports dated February 29, 2024 with respect to the consolidated financial statements of Monolithic Power Systems, Inc., and the effectiveness of internal control over financial reporting of Monolithic Power Systems, Inc. included in this Annual Report (Form 10-K) of Monolithic Power Systems, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

San Jose, California

February 29, 2024